Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment #6 to the Registration Statement on Form S-1 of our report dated May 20, 2013 relating to the financial statements of Truett-Hurst, Inc. appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

Santa Rosa, California
June 5, 2013